Exhibit 99.1

THE BANK OF NEW YORK MELLON

The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street
Chicago, IL 60602

May 15, 2012

To The Holders of
Government Trust Certificates
Zero Coupon Class 1-D

In accordance with Section 4.1 of the Declaration of Trust ("Trust"), The Bank of New York Mellon Trust Company, N.A. (formerly J.P. Morgan Trust Company, N.A.), as Trustee and not in its individual capacity ("Trustee"), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the May 15, 2012 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1. The aggregate dollar amount distributed to holders of Class 1-D
    Certificates: $26,346,224.31

2. The Principal Balance of the Class 1-D Note after the May 3, 2012
    Note Payment Date: $50,618,000.00

3. The Deficient amount of the Note Payment: $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Lawrence M. Kusch, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate. If you have any questions regarding this notice please contact our Bondholder Relations customer service group directly at their new number (800) 254-2826 for further assistance.

/s/ Lawrence M. Kusch
------------------------------
Lawrence M. Kusch
VP, Relationship Manager

For The Bank of New York Mellon Trust Company, N.A.
(formerly J.P. Morgan Trust Company, N.A.), as
Trustee and not in its individual capacity.